Exhibit 10.1

May 27, 2008

Mark L. Boxer

35 Partridge Landing

Glastonbury, CT 06033

Dear Mark:

As a follow-up to your previous conversations with Angela Braly and the simultaneous receipt of your resignation, this letter agreement (“Agreement”) confirms the terms and conditions of your employment with WellPoint, Inc. (together with its subsidiaries and affiliates, collectively referred to herein as the “Company”), from the date of this Agreement until November 3, 2008.

Effective July 1, 2008, you are resigning as Executive Vice President of the Company. You shall remain employed by the Company through November 3, 2008 and will assist with the transition of your former duties between July 1, 2008 and November 3, 2008. During this time, you will use all of your accrued paid time off days (“PTO”) so that no PTO days remain upon your termination on November 3, 2008.

Through November 1, 2008, the Company agrees to pay you a base salary at no less than your current annual rate of $736,625, payable bi-weekly in accordance with the Company’s regular payroll practices. In addition, through November 3, 2008, you will continue to participate in all WellPoint benefit plans, including the Executive Physical Exam Program and the Directed Executive Compensation Plan (“DEC”).

You hereby acknowledge that Section 10 of your existing employment agreement and Section 3.10 of the WellPoint, Inc. Executive Agreement Plan, regarding cooperation, remain in full force and effect.

Further, you hereby release, waive and forever discharge the Company and its past and present officers, directors, employees and agents from any and all claims, demands, actions, liabilities and other claims for relief and remuneration whatsoever, whether known or unknown, arising or which could have arisen up to the date of execution of this Agreement, out of or relating to your employment or resignation of employment, and any claims arising under Title VII of the Civil Rights Act of 1964 (as amended by the Civil Rights Act of 1991), the Americans With Disabilities Act, the Rehabilitation Act of 1973, the Equal Pay Act, the Older Workers Benefits Protection Act, the Age Discrimination in Employment Act, or any other federal, state or local statute, law, ordinance, regulation, rule or executive order.

Mr. Boxer

May 27, 2008

Sincerely,

/s/ Randal L. Brown
Randal L. Brown

Please indicate your agreement to the terms as set forth in this Agreement by signing below.

Signed:	/s/ Mark L. Boxer	Dated: May 27, 2008
Mark L. Boxer